EXHIBIT NO. 5.1

M. Timothy Elder

Direct Dial: 404-815-3532

Direct Fax: 404-685-6832

E-Mail: telder@sgrlaw.com

August 16, 2005

Board of Directors

AirTran Holdings, Inc.

9955 AirTran Boulevard

Orlando, Florida 32827

RE:	AirTran Holdings, Inc. Registration Statement on Form S-8 for Amended and
Restated 2002 Long Term Incentive Plan

Gentlemen:

In connection with the registration of 2,500,000 additional shares of the Common Stock, par value $0.001 (the “Securities”) of AirTran Holdings, Inc. (the “Company”) issuable under the Company’s Amended and Restated 2002 Long Term Incentive Plan, we have examined the following:

1.	A copy of Registration Statement No. 33- to be filed with the Securities and Exchange Commission on or about August 16, 2005, and the Exhibits to be filed with and as a part of said Registration Statement;

2.	A copy of the Certificate of Incorporation of the Company as amended through August 16, as referred to in said Registration Statement, certified as correct and complete by the Secretary of the Company;

3.	A copy of the Amended and Restated By-Laws of the Company as referred to in said Registration Statement, certified as correct and complete by the Secretary of the Company;

4.	Copies of the minutes of meetings of the Board of Directors of the Company or committees thereof, deemed by us to be relevant to this opinion.

5.	A Certificate of Good Standing with respect to the Company, issued by the Office of the Secretary of State of the State of Nevada.

Based on the foregoing, it is our opinion that:

(i) the Company is a corporation in good standing, duly organized and validly existing under the laws of the State of Nevada;

(ii) the necessary corporate proceedings and actions legally required for the registration of the Securities have been held and taken;

(iii) the issuance and sale of the Securities had been duly and validly authorized; and

(iv) the shares of Common Stock of the Company, when issued in accordance with the terms of the Plan will be fully paid, non-assessable and free of preemptive rights.

We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

SMITH, GAMBRELL & RUSSELL, LLP
M. Timothy Elder